Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS FOURTH-QUARTER AND
FULL-YEAR 2006 RESULTS

— Provides Sales and Earnings Projections for 2007 —

LAKE FOREST, Ill., Feb. 28, 2007 — Hospira, Inc. (NYSE:HSP), a leading global hospital products company, today reported results for the fourth quarter and full year ended Dec. 31, 2006.

Fourth Quarter:

•                  Net sales in the fourth quarter increased 9.3 percent to $706.5 million. Core net sales*, which exclude sales to Abbott and the impact of foreign exchange, also grew 9.3 percent for the quarter.

•                  Adjusted* fourth-quarter diluted earnings per share were $0.43 versus $0.32 last year. Fourth-quarter 2006 adjusted* diluted earnings per share include $0.10 for the previously announced upfront payment to STADA for an R&D collaboration and $0.04 of stock option expense.

•                  GAAP fourth-quarter 2006 diluted earnings per share were $0.30 versus $0.16 for the same period in 2005.

Full Year:

•                  Net sales increased 2.4 percent to $2.69 billion versus $2.63 billion in 2005. Core net sales*, which exclude sales of Berlex imaging agents, sales to Abbott and the impact of foreign exchange, grew 5.4 percent.

•                  Adjusted* full-year 2006 diluted earnings per share were $1.94 versus $1.91 last year. Full-year 2006 adjusted* diluted earnings per share include $0.17 of stock option expense and $0.10 for the upfront payment to STADA.

•                  GAAP full-year 2006 diluted earnings per share were $1.48 versus $1.46 in 2005.

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

MORE

“Our strong fourth-quarter results capped off a year of great progress and strategic achievements for Hospira,” said Christopher B. Begley, chief executive officer. “During 2006, we not only completed our transition from Abbott, but also made important investments to competitively position Hospira for continued success. The most significant of these was the agreement to acquire Mayne Pharma Limited, which we completed earlier this month. Looking ahead, much of our focus in 2007 will be on successfully integrating the two companies and building on the momentum we’ve created to drive greater global growth.”

Fourth-quarter Financial Highlights

The following table highlights net sales, net income and diluted earnings per share results for the quarter ended Dec. 31, 2006:

	GAAP Three Months Ended Dec. 31%			Adjusted* Three Months Ended Dec. 31%
In $ millions, except per share amounts	2006	2005	Change	2006	2005	Change
Net Sales	$706.5	$646.2	9.3%	n/a	n/a	n/a
Net Income	$47.4	$26.6	78.4%	$67.8	$53.4	27.0%
Diluted EPS	$0.30	$0.16	87.5%	$0.43	$0.32	34.4%

The primary components of the year-over-year increase in net sales for the fourth quarter are as follows:

•                  Favorable volume and mix — 7.7 percentage points,

•                  Favorable pricing in the U.S. — 1.0 percentage point, and

•                  Favorable foreign currency translation — 0.5 percentage point.

A schedule detailing sales by product line for the fourth quarter and full year of 2006 and 2005 is attached to this press release.

Significant Events in the Fourth Quarter

•                  Completed the acquisition of BresaGen Limited, an Australia-based biotechnology company, providing Hospira’s biogenerics program with expertise and core competencies in protein and peptide manufacturing and cell development.

•                  Established an alliance with Germany-based STADA Arzneimittel AG and STADA-initiated BIOCEUTICALS Arzneimittel AG for the development, manufacture and distribution of a biosimilar version of the biopharmaceutical erythropoietin, positioning Hospira to participate in the early stages of the large, emerging biogenerics market.

•                  Launched the generic anti-nausea drug ondansetron in vial format immediately following the patent expiration of the branded version in late 2006. The company subsequently launched the generic in two additional delivery formats, including its new, proprietary iSecure™ prefilled disposable syringe.

•                  Introduced the Symbiq™ infusion system, an advanced medication management system that combines ease of use, reliability and next-generation technology.

•                  Expanded Hospira’s board to nine directors, eight of whom are independent, with the election of Roger W. Hale, retired chairman and chief executive officer of LG&E Energy Corporation.

Additional Fourth-quarter Information

In conjunction with the previous table, the following summarizes the financial results for the quarter ended Dec. 31, 2006:

	GAAP Three Months Ended Dec. 31%			Adjusted* Three Months Ended Dec. 31%
In $ millions	2006	2005	Change	2006	2005	Change
Gross Profit	$250.3	$185.3	35.1%	$258.9	$210.6	22.9%
R&D Expense	$55.1	$42.1	31.0%	$54.6	$41.5	31.4%
Acquired In-process R&D	$10.0	—	n/m	—	—	n/m
S,G&A Expense	$111.7	$112.8	(1.0)%	$106.2	$103.9	2.2%
Income from Operations	$73.6	$30.4	142.1%	$98.1	$65.1	50.6%

Statistics
Gross Margin	35.4%	28.7%		36.6%	32.6%
R&D as % of Sales	7.8%	6.5%		7.7%	6.4%
S,G&A as % of Sales	15.8%	17.5%		15.0%	16.1%
Operating Margin	10.4%	4.7%		13.9%	10.1%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include the effects of non-recurring transition expenses, costs related to the company’s manufacturing optimization initiatives, the write-off of in-process research and development (R&D) relating to the BresaGen acquisition, and other items as detailed in the schedules attached to this press release.

The improvement in adjusted* gross margin was due in part to improved volume and mix, and favorable pricing.

The increase in adjusted* R&D expense in part reflects a $21.7 million upfront payment to STADA for a biogenerics R&D collaboration.

The increase in adjusted* Selling, General and Administrative (S,G&A) expense was driven mainly by the inclusion of stock option expense in 2006 and higher, ongoing, incremental costs associated with being a stand-alone public company, particularly related to operating the company’s independent information technology system and its international business. These factors were partially offset by lower investment spending.

The increase in adjusted* operating margin was attributable to the increase in adjusted* gross margin, which more than offset the higher R&D and S,G&A expense.

HOSPIRA REPORTS FOURTH-QUARTER AND FULL-YEAR 2006 RESULTS

Full-year 2006 Results

The following table highlights net sales, net income and diluted earnings per share results for the full year ended Dec. 31, 2006:

In $ millions,	GAAP Twelve Months Ended Dec. 31			Adjusted* Twelve Months Ended Dec. 31
except per share amounts	2006	2005	% Change	2006	2005	% Change
Net Sales	$2,688.5	$2,626.7	2.4%	n/a	n/a	n/a
Net Income	$237.7	$235.6	0.9%	$311.8	$308.5	1.1%
Diluted EPS	$1.48	$1.46	1.4%	$1.94	$1.91	1.6%

Net sales for the year were favorably affected by foreign currency translation of $8.2 million. Excluding the benefit from foreign currency translation, net sales increased 2.0 percent over 2005. Core net sales* grew 5.4 percent in 2006.

Both the GAAP and adjusted* earnings per share in 2006 include $0.17 of stock option expense.

Cash Flow

Cash flow from operations for 2006 was $424.2 million, down from $571.1 million in 2005. The decrease in cash flow relates primarily to higher inventory levels as the company built safety stocks to support its manufacturing optimization initiatives.

Capital expenditures were $235.0 million for 2006, compared with $256.1 million in 2005. The decline in spending to build out the company’s independent infrastructure more than offset the capital spending related to its manufacturing optimization initiatives.

2007 Projections

Hospira projects that net sales for the 2007 year will be in the $3.40 billion to $3.48 billion range. Net sales excluding Mayne Pharma sales are projected to grow between 3 and 5 percent.

Adjusted* diluted earnings per share for 2007 are projected to be in the range of $2.11 to $2.16. The adjusted* earnings-per-share projection excludes:

•                  a projected $35 million to $45 million of pre-tax expense relating to the company’s previously announced manufacturing optimization initiatives;

•                  a projected $80 million to $90 million of pre-tax expense relating to the integration of Mayne Pharma;

•                  purchase accounting charges resulting from the Mayne Pharma acquisition; and

•                  amortization of intangibles related to the Mayne Pharma acquisition.

The projected purchase accounting charges and amortization of intangibles will be determined based upon valuation of the assets and liabilities of Mayne Pharma, currently in process. The company will project earnings per share in accordance with GAAP when this valuation is completed.

The company projects that cash flow from operations in 2007 will be in the $500 million to $550 million range, with capital expenditures estimated in the $230 million to $260 million range. The company expects depreciation and amortization, excluding amortization related to the Mayne Pharma acquisition, to range between $185 million and $195 million.

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

Webcast

A conference call for investors and media will be held at 8 a.m. Central Time on Wednesday, Feb. 28, 2007. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. In February 2007, Hospira acquired Mayne Pharma Limited to become the world leader in specialty generic injectable pharmaceuticals. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care and oncology injectables, which help address the high cost of proprietary pharmaceuticals; and integrated solutions for medication management and infusion therapy. Headquartered north of Chicago in Lake Forest, Ill., Hospira has approximately 15,000 employees and 18 manufacturing facilities worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the financial impact of the acquisition of Mayne Pharma and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, and Quarterly Reports on Form 10-Q for the quarter ended Sept. 30, 2006, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Lynn McHugh
(224) 212-2276	(224) 212-2363

Jason Hodges
(224) 212-2863

###

Hospira, Inc.

Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except for per share amounts)

	Three Months Ended December 31			Twelve Months Ended December 31
	2006	2005	% Change	2006	2005	% Change

Net sales	$668,441	$608,485	9.9	$2,527,714	$2,457,588	2.9
Net sales to Abbott Laboratories	38,029	37,665	1.0	160,791	169,108	(4.9)
Total Net Sales	706,470	646,150	9.3	2,688,505	2,626,696	2.4

Cost of products sold	456,137	460,850	(1.0)	1,749,262	1,777,640	(1.6)
Gross Profit	250,333	185,300	35.1	939,243	849,056	10.6

Research and development	55,095	42,067	31.0	161,621	138,834	16.4
Acquired in-process research and development	10,000	—	nm	10,000	—	nm
Selling, general and administrative	111,665	112,840	(1.0)	428,038	373,607	14.6
Income From Operations	73,573	30,393	142.1	339,584	336,615	0.9

Interest expense	8,025	7,334	9.4	31,024	28,276	9.7
Other (income), net	(3,743)	(5,646)	(33.7)	(16,137)	(13,736)	17.5
Income Before Income Taxes	69,291	28,705	141.4	324,697	322,075	0.8

Income tax expense	21,890	2,128	928.7	87,018	86,437	0.7
Net Income	$47,401	$26,577	78.4	$237,679	$235,638	0.9

Earnings Per Common Share:
Basic	$0.30	$0.16	87.5	$1.51	$1.48	2.0
Diluted	$0.30	$0.16	87.5	$1.48	$1.46	1.4

Weighted Average Common Shares Outstanding:
Basic	155,814	161,171	(3.3)	157,368	159,275	(1.2)
Diluted	157,629	164,144	(4.0)	160,424	161,634	(0.7)

Hospira, Inc.

Reconciliation of Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31
	2006				2005				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted
Net sales	$668,441	$—		$668,441	$608,485	$—		$608,485	9.9	9.9
Net sales to Abbott Laboratories	38,029	—		38,029	37,665	—		37,665	1.0	1.0
Total Net Sales	706,470	—		706,470	646,150	—		646,150	9.3	9.3

Cost of products sold	456,137	(8,528	)A	447,609	460,850	(25,281	)F	435,569	(1.0)	2.8
Gross Profit	250,333	8,528		258,861	185,300	25,281		210,581	35.1	22.9

Research and development	55,095	(528	)B	54,567	42,067	(531	)B	41,536	31.0	31.4
Acquired in-process research and development	10,000	(10,000	)C	—	—	—		—	nm	nm
Selling, general and administrative	111,665	(5,448	)D	106,217	112,840	(8,934	)B	103,906	(1.0)	2.2
Income From Operations	73,573	24,504		98,077	30,393	34,746		65,139	142.1	50.6

Interest expense	8,025	—		8,025	7,334	—		7,334	9.4	9.4
Other (income), net	(3,743)	—		(3,743)	(5,646)	—		(5,646)	(33.7)	(33.7)
Income Before Income Taxes	69,291	24,504		93,795	28,705	34,746		63,451	141.4	47.8

Income tax expense	21,890	4,132	E	26,022	2,128	7,963	G	10,091	928.7	157.9
Net Income	$47,401	$20,372		$67,773	$26,577	$26,783		$53,360	78.4	27.0

Earnings Per Common Share:
Basic	$0.30	$0.13		$0.43	$0.16	$0.17		$0.33	87.5	30.3
Diluted	$0.30	$0.13		$0.43	$0.16	$0.16		$0.32	87.5	34.4

Weighted Average Common Shares Outstanding:
Basic	155,814	155,814		155,814	161,171	161,171		161,171	(3.3)	(3.3)
Diluted	157,629	157,629		157,629	164,144	164,144		164,144	(4.0)	(4.0)

Statistics (as a % of Total Net Sales, except for income tax rate)

Gross Profit	35.4%			36.6%	28.7%			32.6%
R&D	7.8%			7.7%	6.5%			6.4%
SG&A	15.8%			15.0%	17.5%			16.1%
Income From Operations	10.4%			13.9%	4.7%			10.1%
Income Before Income Taxes	9.8%			13.3%	4.4%			9.8%
Net Income	6.7%			9.6%	4.1%			8.3%
Income tax rate	31.6%			27.7%	7.4%			15.9%

A — Includes costs of $14,009 related to the announced closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City, UT manufacturing plant to ICU Medical ($5,725); non-recurring transition costs of $130; and Mayne Pharma integration costs of $114.

B — Non-recurring transition costs.

C — Acquired in-process research and development related to the acquisition of BresaGen.

D — Includes integration charges of $1,820 related to the acquisition of Mayne Pharma, integration charges of $95 related to the acquisition of BresaGen, and non-recurring transition costs of $3,533.

E — Includes the impact of increasing the overall effective tax rate from 25.5% to 26.0%.

F — Includes impairment of $13,074 related to the Ashland, OH and Montreal, Canada manufacturing facilities; $6,338 related to the Donegal, Ireland manufacturing plant closure; non-recurring transition costs of $5,519; and costs related to the sale of the Salt Lake City, UT facility to ICU Medical of $350.

G — Includes the impact of decreasing the overall effective tax rate from 25.5% to 24.0%, and ($361) tax impact of earnings repatriation related to The American Jobs Creation Act.

Hospira, Inc.

Reconciliation of Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Twelve Months Ended December 31
	2006				2005				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$2,527,714	$—		$2,527,714	$2,457,588	$—		$2,457,588	2.9	2.9
Net sales to Abbott Laboratories	160,791	—		160,791	169,108	—		169,108	(4.9)	(4.9)
Total Net Sales	2,688,505	—		2,688,505	2,626,696	—		2,626,696	2.4	2.4

Cost of products sold	1,749,262	(54,225	)A	1,695,037	1,777,640	(48,722	)E	1,728,918	(1.6)	(2.0)
Gross Profit	939,243	54,225		993,468	849,056	48,722		897,778	10.6	10.7

Research and development	161,621	(3,794	)B	157,827	138,834	(906	)B	137,928	16.4	14.4
Acquired in-process research and development	10,000	(10,000	)C	—	—	—		—	nm	nm
Selling, general and administrative	428,038	(28,592	)D	399,446	373,607	(34,249	)B	339,358	14.6	17.7
Income From Operations	339,584	96,611		436,195	336,615	83,877		420,492	0.9	3.7

Interest expense	31,024	—		31,024	28,276	—		28,276	9.7	9.7
Other (income), net	(16,137)	—		(16,137)	(13,736)	—		(13,736)	17.5	17.5
Income Before Income Taxes	324,697	96,611		421,308	322,075	83,877		405,952	0.8	3.8

Income tax expense	87,018	22,519		109,537	86,437	10,991	F	97,428	0.7	12.4
Net Income	$237,679	$74,092		$311,771	$235,638	$72,886		$308,524	0.9	1.1

Earnings Per Common Share:
Basic	$1.51	$0.47		$1.98	$1.48	$0.46		$1.94	2.0	2.1
Diluted	$1.48	$0.46		$1.94	$1.46	$0.45		$1.91	1.4	1.6

Weighted Average Common Shares Outstanding:
Basic	157,368	157,368		157,368	159,275	159,275		159,275	(1.2)	(1.2)
Diluted	160,424	160,424		160,424	161,634	161,634		161,634	(0.7)	(0.7)

Statistics (as a % of Total Net Sales, except for income tax rate)
Gross Profit	34.9%	37.0%	32.3%	34.2%

R&D	6.0%	5.9%	5.3%	5.3%

SG&A	15.9%	14.9%	14.2%	12.9%

Income From Operations	12.6%	16.2%	12.8%	16.0%

Income Before Income Taxes	12.1%	15.7%	12.3%	15.5%

Net Income	8.8%	11.6%	9.0%	11.7%

Income tax rate	26.8%	26.0%	26.8%	24.0%

A — Includes costs of $64,251 related to the announced closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City, UT manufacturing plant to ICU Medical ($6,825); a gain on the sale of the Donegal, Ireland facility ($7,851); integration costs associated with the acquisition of Mayne Pharma of$114;

and non-recurring transition costs of $4,536.

B — Non-recurring transition costs.

C — Acquired in-process research and development related to the acquisition of BresaGen.

D — Includes integration charges of $1,820 related to the acquisition of Mayne Pharma, integration charges of $95 related to the acquisition of BresaGen, and non-recurring transition costs of $26,677.

E — Includes an impairment charge of $2,429 and other charges of $13,754 related to the sale of the Salt Lake City, UT manufacturing plant to ICU Medical; $8,616 related to the closure of the Donegal, Ireland facility as part of Hospira’s manufacturing optimization initiatives; impairment charges of $13,074 related to the Montreal, Canada and Ashland, Ohio manufacturing facilities; and non-recurring transition costs of $10,849.

F — Includes $9,139 tax impact of earnings repatriation related to The American Jobs Creations Act.

Hospira, Inc.

Reconciliation of Earnings Per Share

(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005

Diluted Earnings Per Common Share - GAAP	$0.30	$0.16	$1.48	$1.46

Adjustments:
Non-recurring transition costs	0.02	0.07	0.16	0.22

Charges related to manufacturing optimization initiatives	0.07	0.09	0.30	0.10

Gain on sale of Donegal, Ireland facility	—	—	(0.04)	—

Tax Impact of earnings repatriation related to The American Jobs Creations Act	—	—	—	0.06

Reduction of obligation related to the 2005 sale of Salt Lake City, UT manufacturing plant	(0.03)	—	(0.03)	—

Obligation related to the sale of Salt Lake City, UT manufacturing plant	—	—	—	0.06

Integration Costs of Mayne Pharma and BresaGen	0.01	—	0.01	—

Acquired in-process research and development — BresaGen	0.06	—	0.06	—

Asset impairment charge related to the sale of Salt Lake City, UT manufacturing plant	—	—	—	0.01
Subtotal of Adjustments	0.13	0.16	0.46	0.45

Diluted Earnings per Common Share - Adjusted	$0.43	$0.32	$1.94	$1.91

Reconciliation of Stock Options Expense Impact on Diluted Adjusted Earnings Per Share

(Unaudited)

Had the Company recorded stock option expense during 2005, adjusted diluted EPS would have increased 48.3 percent over the quarter ended December 31, 2005, and increased 7.2 percent for the twelve months ended December 31, 2005.  A reconciliation follows:

	Three Months Ended December 31			Twelve Months Ended December 31
			% Change			% Change
	2006	2005		2006	2005
Diluted Earnings Per Common Share - Adjusted (2005 Stock Option Expense not included)	$0.43	$0.32	34.4	$1.94	$1.91	1.6

Pro-forma Options Expense	n/a	(0.03)		n/a	(0.10)

Diluted Earnings Per Common Share - Adjusted (2005 Stock Option Expense included)	$0.43	$0.29	48.3	$1.94	$1.81	7.2

Hospira, Inc.

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands)

	December 31	December 31
	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$322,045	$520,610
Net trade receivables	335,334	327,146
Inventories	626,934	510,268
Prepaid expenses, deferred income taxes and other receivables	238,577	203,141
Total Current Assets	1,522,890	1,561,165

Net property and equipment	1,039,431	990,813
Intangible assets, net of amortization	17,103	14,926
Goodwill	91,857	89,197
Deferred income taxes	76,367	17,692
Investments	31,341	13,928
Other assets	68,598	101,461
Total Assets	$2,847,587	$2,789,182

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$4,532	$2,579
Trade accounts payable	130,968	129,865
Salaries payable and other accruals	470,726	384,713
Due to Abbott, net	—	79,079
Total Current Liabilities	606,226	596,236
Long-term debt	702,044	695,285
Post-retirement obligations, deferred income taxes and other long-term liabilities	178,228	169,794
Commitments and Contingencies	—	—
Total Liabilities	1,486,498	1,461,315
Total Shareholders’ Equity	1,361,089	1,327,867
Total Liabilities and Shareholders’ Equity	$2,847,587	$2,789,182

Hospira, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(dollars in thousands)

	Twelve Months Ended December 31
	2006	2005

Cash Flow From (Used in) Operating Activities:

Net income	$237,679	$235,638
Adjustments to reconcile net income to net cash from operating activities —
Depreciation	154,790	154,460
Amortization of intangibles	1,927	1,831
Write-off of acquired in-process research and development	10,000	—
Stock-based compensation expense	35,900	—
Gain on sale of facility	(7,851)	—
Impairment of long-lived assets	—	13,074
Changes in assets and liabilities —
Trade receivables	(1,132)	(10,707)
Inventories	(106,056)	(9,722)
Prepaid expenses and other assets	(19,660)	(8,094)
Trade accounts payable	7,899	28,690
Other liabilities	88,240	135,506
Other, net	22,454	30,411
Net Cash From Operating Activities	424,190	571,087

Cash Flow From (Used in) Investing Activities:

Acquisitions of property and equipment	(234,961)	(256,108)
Acquisitions of businesses	(17,109)	(23,590)
Proceeds from sale of facilities	19,283	31,818
Purchases of intangibles and other investments	(18,449)	(8,990)
Sales of marketable securities	—	72,438
Net Cash (Used in) Investing Activities	(251,236)	(184,432)

Cash Flow From (Used in) Financing Activities:

Payment to Abbott for international assets	(126,235)	(116,727)
Common stock repurchased	(299,766)	—
Issuance of long-term debt, net of fees paid	—	5,252
Repayment of long-term debt	(144)	(124)
Other borrowings, net	2,653	1,385
Excess tax benefit from stock-based compensation arrangements	3,403	—
Proceeds from stock options exercised	42,361	118,819
Net Cash (Used in) From Financing Activities	(377,728)	8,605

Effect of exchange rate changes on cash and cash equivalents	6,209	(2,345)

Net change in cash and cash equivalents	(198,565)	392,915
Cash and cash equivalents at beginning of period	520,610	127,695
Cash and cash equivalents at end of period	$322,045	$520,610

Hospira, Inc.

(Unaudited)

(dollars in thousands)

Sales by Product Line

	Three Months Ended December 31			Twelve Months Ended December 31
	2006	2005	% Change	2006	2005	% Change
U.S. —

Specialty Injectable Pharmaceuticals	$216,642	$214,297	1.1	$807,557	$845,291	(4.5)
Medication Delivery Systems	228,985	197,634	15.9	855,483	796,360	7.4
Injectable Pharmaceutical Contract Manufacturing	43,387	32,788	32.3	183,266	178,777	2.5
Sales to Abbott Laboratories	19,604	24,210	(19.0)	90,464	104,747	(13.6)
Other	71,982	67,747	6.3	283,731	262,600	8.0

Total U.S.	580,600	536,676	8.2	2,220,501	2,187,775	1.5

International —

Sales to Third Parties	107,445	96,019	11.9	397,677	374,560	6.2
Sales to Abbott Laboratories	18,425	13,455	36.9	70,327	64,361	9.3

Total International Sales	125,870	109,474	15.0	468,004	438,921	6.6

Consolidated Net Sales	$706,470	$646,150	9.3	$2,688,505	$2,626,696	2.4

Reconciliation of Consolidated Net Sales to Core Net Sales

Consolidated Net Sales	Three Months Ended December 31			Twelve Months Ended December 31
	2006	2005	% Change	2006	2005	% Change
Less:
Sales to Abbott Laboratories	$706,470	$646,150	9.3	$2,688,505	$2,626,696	2.4
Berlex imaging agents

Impact of foreign currency	(38,029)	(37,665)		(160,791)	(169,108)
	—	79		—	(67,001)
Core Net Sales
	(3,200)	—		(8,200)	—

	$665,241	$608,564	9.3	$2,519,514	$2,390,587	5.4

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended December 31								Twelve Months Ended December 31
	Net Sales			Income from Operations					Net Sales			Income from Operations
	2006	2005	% Change	2006		2005		% Change	2006	2005	% Change	2006		2005		% Change
U.S.	$580,600	$536,676	8.2	$106,502	A	$38,786	A	174.6	$2,220,501	$2,187,775	1.5	$384,240	A	$328,517		17.0

International	125,870	109,474	15.0	(13,873	)B	10,410	B	(233.3)	468,004	438,921	6.6	15,572	B	68,407	B	(77.2)

Total reportable segments	$706,470	$646,150	9.3	92,629		49,196		88.3	$2,688,505	$2,626,696	2.4	399,812		396,924		0.7

Corporate functions				(19,056	)C	(18,803	)C	1.3				(60,228	)C	(60,309	)C	(0.1)
Income from operations				73,573		30,393		142.1				339,584		336,615		0.9
Other, net				(4,282)		(1,688)		nm				(14,887)		(14,540)		nm

Income before income taxes				$69,291		$28,705		141.4				$324,697		$322,075		0.8
	Included in the reported Income before income taxes above, are the following costs:								Included in the reported Income before income taxes above, are the following costs:
	A — U.S.								A — U.S.
	Non-recurring transition costs			$3,756		$10,188			Non-recurring transition costs			$23,646		$34,965

	Costs/(Income) associated with the sale of the Salt Lake City, UT manufacturing plant			(5,725)		350			Costs/(Income) associated with the sale of the Salt Lake City, UT manufacturing plant			(6,825)		16,183

	Costs related to the planned closures of the Ashland, OH and North Chicago, IL facilities			9,827		13,074			Costs related to the planned closures of the Ashland, OH and North Chicago, IL facilities			35,333		13,074

	Integration Costs - BresaGen			95		—			Integration Costs - BresaGen			95		—

	Integration Costs - Mayne Pharma			1,934		—			Integration Costs - Mayne Pharma			1,934		—

	Total U.S.			$9,887		$23,612			Total U.S.			$54,183		$64,222

	B — International								B — International
	Non-recurring transition costs			287		2,800			Non-recurring transition costs			8,613		7,047

	Costs related to the announced closures of the Donegal, Ireland and Montreal, Canada facilities			4,182		6,338			Costs related to the announced closures of the Donegal, Ireland and Montreal, Canada facilities			28,918		8,616

	Gain on the sale of the Donegal, Ireland facility			—		—			Gain on the sale of the Donegal, Ireland facility			(7,851)		—

	Acquired in-process research and development — BresaGen			10,000		—			Acquired in-process research and development — BresaGen			10,000		—

	Total International			$14,469		$9,138			Total International			$39,680		$15,663

	C — Corporate								C — Corporate
	Non-recurring transition costs			148		1,996			Non-recurring transition costs			2,748		3,992
	Total Corporate			$148		$1,996			Total Corporate			$2,748		$3,992

	Total			$24,504		$34,746			Total			$96,611		$83,877